Investor Presentation NYSE: SWM February 2014

© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential Safe Harbor Statement This presentation may contain “forward-looking statements.” All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward- looking statements. Caution should be taken not to place undue reliance on any such forward-looking statements because actual results may differ materially from the results suggested by these statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections. These risks and uncertainties include, but are not limited to, those described in Part II, “Item 1A. Risk Factors” and elsewhere in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, our Annual Reports on form 10-K, and those described from time to time in our periodic and other reports filed with the Securities and Exchange Commission. 2

© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential Agenda Overview Operations & Products Customers End-Markets 3  Growth Catalysts Financials Summary

Overview – Highlights

SWM
engineered for tomorrow

A leading global supplier of highly engineered papers and other advanced materials to a diverse customer base

CIGARETTE PAPER & RECONSTITUTED TOBACCO OPERATIONS (RTL): Global tobacco industry (80%+ of revenue) is mature, with smoking declines in several key regions; however, certain growth catalysts provide long-term opportunities

- China is 40% of global tobacco demand, growing consumption
- Low-Ignition Propensity (LIP) cigarette paper, global adoptions
- Opening new RTL mill in China during 2014

FILTRATION: Recent acquisition of DelStar is platform investment in high growth filtration industry and first major step towards diversifying SWM's customer base and product capabilities; bolt-on acquisitions likely

LEVERAGE CORE COMPETENCIES: Managing deep customer relationships, operating a global footprint, applying Lean Six Sigma, industry-leading R&D, and navigating highly regulated applications

CAPITAL ALLOCATION: Approximately $120+ million of annual free cash flow: At least one-third returned to shareholders; remainder available to be invested in long-term diversification, and selectively reinvested to support the tobacco business

© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential

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Overview – Segments/Products

SWM
engineered for tomorrow

Paper

- 34% SWM share in the global tobacco paper industry (ex-China)
- Profit driver is Low Ignition Propensity paper (LIP), a fire safety product/feature that has been mandated in North America and Europe and could be adopted by several more countries over the next 2 – 5 years
- In the absence of new LIP adoptions, SWM's tobacco paper business will be influenced by smoking declines in mature North American and European markets
- JV with Chinese tobacco monopoly captures SWM's participation in large and growing Chinese cigarette industry
- SWM generates ~5% of revenue from non-tobacco specialty papers

2013 Segment Revenue: $500+ million

*Excludes Chinese JV

Reconstituted Tobacco

- Reconstituted tobacco leaf (RTL) is a tobacco "sheet" created by processing tobacco remnants
- RTL has several key attributes – tar/nicotine delivery reduction, favorable price versus high-grade virgin tobacco leaf, opportunity for flavor control
- SWM is the only non-cigarette company that manufactures RTL outside of China, and has a 50%+ global share ex-China
- RTL is primarily used in western style, premium cigarettes, particularly reduced tar cigarettes. As developing countries migrate toward these products, demand for RTL could increase long-term
- 2nd JV with Chinese tobacco monopoly for RTL product set to startup in 2014, expected to be strong profit driver in 2015 and beyond

2013 Segment Revenue: $200+ million

*Excludes Chinese JV (expected to open in 2014)

Filtration

- SWM recently acquired DelStar for $231.3 million, 10x TTM EBITDA
- DelStar produces plastic nettings and a variety of other plastic and non-woven products
- DelStar's broad customer base is primarily focused on filtration, healthcare, and a variety of industrial applications
- For ten years, DelStar has delivered double-digit CAGRs in revenue and EBITDA, long-term trends remain favorable
- EBITDA margins approached 20% in 2013

2013 Revenue: $100+ million

*Acquired DelStar on December 12, 2013; TTM revenue as of most recent fiscal year

© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential

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© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential 6 (U.S. $ in millions) Adjusted EBITDA from Continuing Operations & Margin % Free Cash Flow from Continuing Operations Strong cash flow has enabled a nearly five-fold increase in dividends per share in last two years and more than $150 million in share buybacks since 2011 Adjusted EPS 2011 $3.12 2012 $3.77 2013 $3.82 Note: Adjusted financials exclude restructuring and impairment expenses, provision for losses on business tax credits and income tax valuation allowance changes. See non- GAAP reconciliations. 1 Free cash flow defined as operating cash flow less capital expenditures and software spending Overview – Historical Financial Performance $149 $157 $193 $217 $213 21.6% 22.3% 24.5% 27.8% 27.6% 2009 2010 2011 2012 2013 $52 $79 $29 $150 $146 2009 2010 2011 2012 2013

© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential Overview – Operational and Strategic Outlook 7 Monetization of key tobacco paper technology driving increased capital return to shareholders, and providing financial flexibility to diversify into highly profitable adjacencies with favorable growth prospects •Maintain a leadership position in tobacco paper industry • Prudently invest in select tobacco regions (Asia) and products (LIP) to capitalize on our technologies and relationships • Opportunistic approach to industry consolidation • Efficiently manage capacity in the face of smoking declines in certain geographies • Explore further acquisitions and internal diversification projects to broaden SWM’s customer base • DelStar gives SWM platform to expand into attractive filtration, healthcare and industrial segments • DelStar also enhances ability to develop and commercialize non-tobacco related paper products • Drive cash flow to support long-term dividend growth • Management is focused on all cash flow drivers…operational performance, working capital improvements, tax efficiency, and acquisitions • SWM has strong history of returning cash to investors: stock buyback of more than $150 million since 2011, and nearly five-fold dividend per share increase in 2012 – 2013 • Balanced Capital Allocation Strategy includes a drive towards increased capital returns, and investments in diversification and tobacco

© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential Agenda Overview Operations & Products Customers End-Markets 8  Growth Catalysts Financials Summary

© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential Operations & Products – Infrastructure 9 SWM has a global manufacturing infrastructure; DelStar’s strong U.S.-centric business will now have access to SWM’s global infrastructure, opening expansion opportunities China 9% SWM SWM SWM SWM DelStar DelStar SWM’s Operational Excellence program, rooted in Lean Six Sigma disciplines, has typically delivered $20 - $25 million of annual cost savings and inflationary offsets 1 Includes SWM sales of $773mm and revenue of unconsolidated joint venture CTM Western Europe, 32% North America, 29% Eastern Europe, 13% Latin America, 6% China, 6% Asia Pacific, 9% Other, 5% 2013 Revenue 1

© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential Operations & Products – Cigarette Paper SWM is the global leader in cigarette paper through focus on solving customer issues, collaborative relationships, leading innovation, and global capabilities 10 LIP technology is a key profit driver for SWM; 100% compliance regulated in North America and Western Europe, with other countries expected to adopt in next 2 – 5 years Plug Wrap Paper Tipping Paper Reconstituted Tobacco Cigarette Paper LIP “bands” create areas of low air diffusion, causing self-extinguishment if not actively smoked…fire safety feature A cigarette is a system of highly engineered components, each designed to meet specific customer requirements (air flow, burn rate, etc.) • Primary raw materials include wood and flax fiber and calcium carbonate • SWM is the leading producer of commercially proven cigarette paper for LIP cigarettes with strong patent portfolio - Production capacity in U.S., Poland, and France - Royalty income from top competitor • Water-based ALGINEX® technology enables cigarette manufacturers to meet regulatory requirements without interfering in the smoking experience

Operations & Products - RTL

SWM
engineered for tomorrow

Reconstituted Tobacco Leaf is a highly engineered tobacco "sheet" made from recycling tobacco by-products and remnants

RTL offers 3 key benefits

1) **Harmful Constituents Reduction** – lower tar and nicotine delivery
2) **Cost** – RTL's finished good price is cheaper than high-grade virgin tobacco
3) **Flavor Control** – Processing allows for flavor enhancements, customer provides proprietary "recipe"

- SWM is the only non-cigarette maker outside of China to produce RTL
- Chinese makers produce a less sophisticated "filler" product without achieving flavor control
- A few cigarette makers (e.g., Altria, Reynolds) have internal capacity



Tobacco By-Products
Water
Fibrous Portion
Soluble Portion
Web formation
Concentration
Reconstituted tobacco

RTL is a key design component of Western-style cigarettes, especially reduced tar products. Long-term opportunity as developing countries migrate toward premium and SWM develops "next generation" RTL with improved taste characteristics

© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential

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Operations & Products – Filtration

DelStar produces highly engineered filtration components; several niche products have secured strong footholds in water, industrial, and healthcare sub-segments

Plastic Netting



NALTEX

- Largest DelStar product line
- Spacer material between reverse osmosis (RO) filter membranes
- Cartridge filter pleat support for industrial applications
- Industry leader through precision control of thickness, aperture size, and flow performance

Plastic Tubes



CORETEC

- Highly engineered extruded rods, cores, tubes, and pipes
- Industry leader in center cores for reverse osmosis water filters
- Other industrial applications



CORETEC CENTER TUBE
PERMEATE
Brine Seal
CONCENTRATE
NALTEX
FEED
FEED
Anti Telescoping Device
PERMEATE
Membrane (cast on substrate)
Permeate Carrier-Tricot

Non-Wovens



DELPORE

- Meltblown materials
- Predominantly sold into non-water filtration applications such as fuel and other liquids



Apertured Films



DELNET

- Plastic films with customized symmetrical hole/aperture patterns
- Balanced mix of filtration, healthcare, and industrial applications



Composite Materials



STRATEX

- Engineered composite – lamination of multiple layers of nets, nonwovens or textile products
- Primary product is composite of Delnet and non-wovens, used in finger bandage market
- Highly innovative market solution to large healthcare customer

© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential

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© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential Agenda Overview Operations & Products Customers End-Markets 13  Growth Catalysts Financials Summary

© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential Philip Morris International 14% PM - USA 11% BAT 15% Japan Tobacco 13% Imperial 7% China 12% Other 28% Customers – Tobacco 14 SWM’s extensive expertise in the engineering and production of specialty lightweight papers has been leveraged primarily in the tobacco industry… China 9% …the acquisition of DelStar will enable access to a diversified customer base in niche segments of filtration, healthcare and industrial end-markets • Relationships averaging more than 50 years among five leading western multinational customers • Typically 1 -3 year supply contracts, often commitments based on % allocation of customer production volume • Top six customers account for ~80% of the global market (including China) 2012 Global Market Cigarette Production (Units) SWM 2013 Sales by Customer 1 1 Includes SWM sales of $773mm and revenue of unconsolidated joint venture CTM Source: SWM management Philip Morris International 14% BAT 11% Japan Tobacco 8% Imperial 5% PM-USA 2% China 39% Other 21%

© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential Customers – Chinese Joint Ventures • SWM ownership: 50% (signed in 2011) • Expected start-up: 2014 • SWM equity contribution: ≈ $35 million • Potential Annual Net Income (SWM share): $8 - $10 million • Run-rate expected to be achieved in late 2015 • Potential annual total revenue: $90-$100 million • Capacity: 30,000 tons annually, ≈ 20% - 25% of estimated Chinese demand 15 • SWM ownership: 50% (signed in 2005) • Start-up: April 2008 • SWM equity contribution: $24 million • Annual Net Income (SWM Share): $3 - $4 million • Annual total revenue: $60 - $65 million China Tobacco Schweitzer (CTS) RTL Operations China Tobacco Mauduit (CTM) Paper Operations SWM is one of very few Western companies to partner with China National Tobacco, which is second largest source of revenue for the Chinese government

Customers – Filtration

SWM
engineered for tomorrow

DelStar, like SWM, has a culture of customer intimacy and innovation, resulting in co-development and proprietary R&D work for many of its top customers, which often leads to unique exclusivity and sole source arrangements

Filtration – ≈ 68% of Revenue

- Spacer netting and center cores to all top global RO filter manufacturers
- Drainage and support materials to all major specialty cartridge filter makers for the semi-conductor, beverage, power generation, and process water industries
- Support netting and composites to top global producers of oil and gas filters for automotive and heavy industrial applications
- Filter media to leading manufacturers of surgical masks and respirators
- Air filter media for a dominant US based HVAC filter manufacturer

Healthcare ≈ 13% of Revenue

- Exclusive supplier of bandage pad materials to top brands
- Additional relationships in bandage pads in private label/generic
- Specialty components to leading professional and hospital wound care manufacturers

Industrial ≈ 19% of Revenue

- Netting to top North American oil and gas pipeline distributor
- Niche specialty nettings and nonwovens to top apparel, packaging, and agricultural companies

DelStar's top 10 customers represent nearly half of revenues, are blue chip companies and leaders in their industries, however, none are 10%+ accounts

© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential

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© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential Agenda Overview Operations & Products Customers End-Markets 17  Growth Catalysts Financials Summary

© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential End-Markets – Tobacco 18 Global Marketplace 2012: 6,377 billion sticks, +0.5% (down 1% excluding China) Source: Internal SWM estimates Am & Oceania 2012: 348 bns, -3.5% ~5.5% of total prod. Latin America 2012: 343 bns, +1.3% ~5.4% of total prod. Europe 2012: 934 bns, -3.0% ~14.6% of total prod. China 2012: 2,483 bns, +2.4% ~39% of total prod. Asia & Japan 2012: 1,159 bns, +1.7% ~18.1% of total prod CIS 12 countries 2012: 581 bns, +0.2% ~9.1% of total prod. Africa & M. East 2012: 528 bns, +2.1% ~8.3% of total prod. SWM SWM SWM SWM SWM SWM tobacco paper and/or RTL production

End-Markets – Tobacco

SWM engineered for tomorrow

Competition in cigarette paper is concentrated with a handful of key players; SWM is the leader due to product innovation, service, and global capabilities…

Product	SWM	Delfort	Glatz	Miquel y Costa	BMJ
RTL	++++				
Cig Paper – LIP	++++	++++	+	+	
Cig Paper – Conventional	++++	++++	+++	++	+++
Plug Wrap	++++	++++	++	++	++
Tipping Paper	++	++++	+++	+++	++
Focus on Tobacco	++++	++	++++	++	+++

Global Positioning – Cigarette Paper[1]



Miquel y Costas (Spain) 6%
Other 19%
SWM (U.S.) 34%
Julius Glatz (Germany) 13%
Delfort (Austria) 28%

Global Positioning – RTL



(Ex. China)
KT&G 7%
Reynolds 11%
Philip Morris USA 15%
Japan Tobacco 12%
SWM 55%

Total 145 K Tons

[1] Share by volume, excluding China

Source: Company filings, SWM management

…however, SWM is facing increased pricing pressure in LIP as industry volumes decline, driving the need for further product innovation and diversification

© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential

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© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential End-Markets – Tobacco 20 Marketplace Trend Impact on SWM LIP compliance fully adopted in North America and Western Europe 2010 - 2012, potential for global adoptions - SWM’s technology is global standard - Significant profit boost - Future adoptions ≈ step-function profit gains Increasing global regulations for harm reduction (i.e. tar, nicotine) - Global migration towards Western-style cigarettes, which use RTL (i.e., China) - Long-term RTL growth potential in Asia Global cigarette consumption flat: - Declines in U.S. and Europe - Growth in Asia - Volume pressure for SWM, heavy focus on U.S. and Western Europe - Established JVs with Chinese tobacco monopoly, very profitable - Potential for additional JVs in China Historical smoking attrition rates in developed countries of 3% - 4% accelerated in 2013 to 5% - 7% - Customer Inventory overhang in RTL resulting from recent purchase commitments - Hesitancy for commitments, particularly in RTL - Customer caution about “new normal” attrition trends, affecting both paper and RTL - SWM tobacco paper competitors becoming more aggressive to combat volume declines - Highlights need for long-term diversification strategy Increased competition, certain capacity increases in Asia - LIP pricing will become more competitive over time, competitors vie for share - Push to introduce “next generation” LIP products with improved flavor profiles and reduced costs - BMJ and Glatz added new paper capacity in recent years in Indonesia and Vietnam to serve Asia

© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential End-Markets – Filtration (DelStar) 21 Water Filtration The global reverse osmosis (RO) market is growing in excess of 10% per year, with Asia region forecasted to grow at 12% and Middle East / North Africa region at 15% through 2015. DelStar well-positioned to capitalize on this growth DelStar offers SWM exposure to fast-growing niche water and other filtration, healthcare, and industrial segments, adding a new dynamic to SWM growth prospects CORETEC CENTER TUBE CONCENTRATE FEED PERMEATE Brine Seal PERMEATE NALTEX Anti Telescoping Device FEED Membrane (cast on substrate ) Permeate Carrier- Tricot Reverse Osmosis Filtration Device Spacer Netting (Naltex) and center cores (Coretec) are critical components of RO devices and DelStar has strong footholds in each of these categories • Desalination is the fast-growing RO application • Population tripled in 20th century, water use grew 6x • 1 in 5 don’t have access to safe drinking water • China represents one of the largest markets for desalinated water and is expected to grow production 4x by 2020(1) 4,000 5,000 6,000 7,000 8,000 9,000 10,000 2012 2013 2014 2015 Planned Global Desalination Installation (# Modules, 000s) (1) Asia Water Project, SBI Energy Research and Global Water Intelligence Sources: Edison Investment Research, Nonwovens Industry Association EDANA, BCC Communications, Global Water Intelligence

© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential End-Markets – Filtration (DelStar) 22 Other Filtration Other liquid, fuel, and air filtration, primarily in automotive and aerospace, exhibit growth rates in the 5% - 7% range due to expansion of China and India and a global tightening of environmental standards Key Drivers: • Legislation governing water cleanliness • Growth in beverage filtration • High-end semiconductor water filtration • Cabin air, face mask, HVAC and vacuum filtration • New requirements in fuel filtration and new product development, auto • OEM demand, auto DelStar produces plastic netting, apertured film and meltblown media, and distributes other media for pleat support, sleeving, etc. for diverse filtration demands Healthcare DelStar has penetrated the growing finger bandage, wound dressings and surgical mask segments, and continuously seeks new applications and customer relationships to leverage expertise in the field The healthcare market uses nonwovens in a broad range of applications, and DelStar delivers unique innovations, often involving composite materials Key Drivers: • Several innovations with leading finger-bandage manufacturers - Co-Development enhances customer intimate philosophy • Growth in overall healthcare demand • Improving bandage technologies with new product offerings Industrial DelStar’s products have a variety of other uses in areas such as Industrial flow media, agriculture and food, building and construction, apparel, packaging & protection

© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential Agenda Overview Operations & Products Customers End-Markets 23  Growth Catalysts Financials Summary

Growth Catalysts – Highlights

SWM
engineered for tomorrow

Global LIP Adoptions

- Currently only ~17% of global cigarette consumption is under LIP regulation
- Several countries examining regulations, could adopt in next 2 – 5 years; SWM has no control and limited visibility into pace of adoptions
- LIP adoptions have historically led to segment share gains as cigarette makers rationalize to leading LIP suppliers
- LIP adoptions lift profits as higher-margin LIP paper is substituted for low-margin conventional paper

China

- Chinese tobacco demand continues to grow, and SWM Paper JV continues to perform well
- Opening new RTL mill in 2014 via China JV to expand capabilities in the region
- Prepare for LIP adoption, potentially 5 – 10 years
- Long-term trend in China to consolidate industry to premium segment and open borders; SWM will be strategic partner

Filtration

- Support DelStar with access to SWM's global operations, Operational Excellence program, and capital support
- Pursue bolt-on acquisitions to DelStar that diversify SWM's customer base, industry participation, and product offerings to improve long-term growth profile and sustain strong EBITDA margins
- Drive development and commercialization of specialty papers outside the tobacco industry, including filtration, healthcare, and other industrial applications

Underscoring all of these efforts is a foundation of execution, financial discipline, customer intimacy, and innovation

© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential

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© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential Growth Catalysts – LIP • Potential future LIP adoption driven by governmental regulation - Only viable and accepted technology - Endorsed by World Health Organization • High-margin product driven by technology - Extensive portfolio of SWM patents and trade secrets - Current R&D projects focused on further minimizing taste impact • SWM currently produces two approved LIP products - Online solution produced exclusively for Philip Morris U.S.A. - Offline product manufactured at three locations: U.S., Poland and France with two technology options o Alginex ®, a water-based technology o Glucigen TM, a starch-based technology Source: SWM management 25 Industry-leading R&D drove acceptance of SWM’s LIP technology as global standard; this was a “game-changer” for the financial strength of SWM 1 . 4 2.1 3.6 6.3 10.3 16.8 34 .8 39 . 0 37 .5 0 10 20 30 40 50 60 70 2005 2006 2007 2008 2009 2010 2011 2012 2013E 2014E 2015E 2016E 2017E Beyond Global LIP Development (000 Metric Tons) Existing Markets New Markets

Growth Catalysts – LIP

With only ~17% of global cigarette production under LIP regulation, a sizeable opportunity remains for global adoption

- **North America LIP regulation effective in 2010**
- **EU LIP regulation effective in 2011**
  - 2x North American market size
- **Next likely regulatory actions: Brazil, Japan, South Korea, Russia and Turkey**
  - Russia appears to be the closest to adopting regulations. It represents 6% of global consumption, and expected EBIT to SWM ≈ \$20 - \$25 million
  - These 5 countries, in aggregate, could represent more than \$50 million of incremental EBIT with LIP adoption



Growing Global Commitment to LIP Paper

- Regulation in place
- Anticipated implementation in the next 2-5 years

Source: SWM management

© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential

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Growth Catalysts – China

China is the largest and fastest growing tobacco geography; two long-term trends are working in SWM's favor…1) Shift to Premium, and 2) Harm reduction



Index: China Versus the World Cigarette Consumption 2011-2016
Index 2011 = 100
115.0
110.0
105.0
100.0
95.0
90.0
2011
2012
2013
2014
World
China
World ex China



China Cigarette Market by Price Band 2006/2011/2016
Billion sticks
3,500
3,000
2,500
2,000
1,500
1,000
500
0
2006
2011
2016
Premium
Mid-priced
Economy



China Cigarette Market by Tar Level 2006/2011/2016
Billion sticks
3,500
3,000
2,500
2,000
1,500
1,000
500
0
2006
2011
2016
High tar
Mid tar
Low tar
Tar ceiling of 10mg by 2015.
SWM views

- China dominates global tobacco industry with 40% of consumption
- Chinese smokers are 'trading up'
- Premium's segment share was 5% in 2006 and is expected to reach 16% by 2016
- Shift away from high tar cigarettes, driven by legislation
  - Chinese government reducing permitted tar/nicotine levels – efforts will effectively double demand
  - 70,000 tons of RTL used in China – 150,000 tons by 2015 will drive growth

SWM specializes in "mid-level/premium" and is the strongest strategically positioned non-Chinese supplier in the country through 50/50 JVs with Chinese Tobacco Monopoly

Source: Euromonitor International

© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential

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Growth Catalysts – Filtration (DelStar)

SWM
engineered for tomorrow

DelStar is a high-growth, profitable enterprise which serves as SWM's platform for diversification and expansion into non-tobacco areas…

DelStar - Standalone

- **Revenue growth expected in the 8% - 10% range for next 5 years**
  - **General demand for RO**
    - China is expected to grow 4x by 2020…Africa, India, Middle East
  - **General demand for non-water filtration**
    - New environmental standards
  - **New customer relationships in filtration and healthcare**
    - Large new customer in 2014
  - **Emerging distribution business to leverage existing customer base… "one-stop shop"**

DelStar & SWM Synergies

- **Leverage SWM's assets and infrastructure**
  - **Expand DelStar's global presence**
    - SWM has assets in place, access to labor, administrative support
    - DelStar lacks international production capacity, but has global sales personnel
  - **Product expansion: SWM paper, DelStar Customers**
    - SWM has significant capacity and expertise in engineering of lightweight, porous papers
    - DelStar has access to filtration and healthcare customers, potential to develop collaboratively, and commercialize new products
  - **Operational Excellence (Costs & Efficiencies)**
    - Improvements in scrap rates
    - Expanding capacity on existing assets

…and the combination with SMW unlocks multiple opportunities for sizeable commercial synergies in product and geographical expansion

© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential

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Growth Catalysts – Acquisitions

SWM and DelStar have identified several potential bolt-on acquisitions to build on DelStar's filtration product portfolio and technologies; opportunistic acquisitions in specialty paper may present compelling synergistic and/or consolidation opportunities

SWM Global Operating Segments

Yesterday	Paper	RTL	
Today	Paper	RTL	Filtration (DelStar)
Tomorrow's Possibilities	Paper	RTL	Filtration (DelStar)
	Paper		DelStar Bolt-Ons

© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential
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© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential Agenda Overview Operations & Products Customers End-Markets 30  Growth Catalysts Financials Summary

© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential • Tobacco business • Selective tobacco-related investments - Products (LIP), Geographies (China) - Operational Improvements - Industry Consolidation • Diversification and acquisitions • SWM/DelStar collaborative internal initiatives/synergies - Products (commercialize paper products outside of tobacco) - Geographies (global expansion for DelStar) - Operational Improvements • Bolt-on acquisitions to DelStar with focus on accretion, ROIC/IRR, and attractive cash flow/margin • Return of capital – 1/3 of Free Cash Flow or higher • Potential for consistent dividend growth • Cash dividend per share increased by nearly five-fold in past two years • More than $150 million of buybacks since 2011 (including activity in early 2014) 31 Financials – Capital Allocation Strategy

© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential 32 (U.S. $ in millions) Adjusted EBITDA from Continuing Operations & Margin % Free Cash Flow from Continuing Operations Strong cash flow has enabled a nearly five-fold increase in dividends per share in last two years and more than $150 million in share buybacks since 2011 Adjusted EPS 2011 $3.12 2012 $3.77 2013 $3.82 Note: Adjusted financials exclude restructuring and impairment expenses, provision for losses on business tax credits and income tax valuation allowance changes. See non- GAAP reconciliations. 1 Free cash flow defined as operating cash flow less capital expenditures and software spending Overview – Historical Financial Performance $149 $157 $193 $217 $213 21.6% 22.3% 24.5% 27.8% 27.6% 2009 2010 2011 2012 2013 $52 $79 $29 $150 $146 2009 2010 2011 2012 2013

© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential (1) GAAP Net (Loss) Income includes restructuring and impairment expenses. (2) Excludes restructuring and impairment expenses, income tax valuation adjustments, provision for losses on business tax credits and purchase accounting adjustments. A reconciliation of this non-GAAP measure can be found at the end of this presentation. 33 Financials – Recent Results ($ in Millions, Except Per Share Amounts) 4Q13 4Q12 2013 2012 2011 Revenue $196.5 $194.7 $772.8 $778.5 $788.3 Net (Loss) Income (1) (9.7) 16.5 76.1 79.8 92.0 Adjusted Net Income from Continuing Operations(2) 28.5 29.4 120.2 119.0 106.8 Adjusted EBITDA from Continuing Operations (2) 51.4 51.7 213.0 216.8 193.1 EBITDA Margin % 26.2% 26.6% 27.6% 27.8% 24.5% Cash provided by Continuing Operations 54.6 49.9 175.8 178.1 91.4 Capital Expenditures 8.9 6.8 29.1 27.2 60.9 Free Cash Flow 45.6 42.7 146.2 150.0 29.2 Adjusted Diluted EPS – Continuing Operations(2) $0.91 $0.95 $3.82 $3.77 $3.12 Net Debt $113.4 $4.8 $113.4 $4.8 69.5

© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential 20.6% 23.5% 24.9% 0% 3% 6% 9% 12% 15% 18% 21% 24% 27% 30% 2011 2012 2013 34 Financials – Return on Invested Capital (Excluding Impact of DelStar) Return on Invested Capital (1) well in excess of SWM’s Cost of Capital demonstrates focus on value-added products and benefits from restructuring activities DelStar and future acquisitions will impact ROIC due to several reasons: • ROIC above is based on book values not market values; acquisition at market value/multiple • High returns on tobacco operation based on a restructured and depreciated asset base in a mature industry • Acquisitions’ IRRs expected to exceed a conservatively high hurdle rate but ROIC metrics will likely not be as high as the tobacco operation given superior growth prospects and factors mentioned above (1) Calculated using Adjusted Net Income from Continuing Operations. Excludes impact of DelStar acquisition on December 12, 2013.

© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential 2013 Cash Uses: • Capital spending: $29 million • Dividends: $40 million (currently $1.44/share) • Acquisition: $231.3 million for DelStar (1) Net Debt (Cash) is defined as Total Debt less Cash & Cash Equivalents. (2) Net Debt (Cash) divided by trailing 4 quarters of Adjusted EBITDA. 35 Financials – Capital Structure & Liquidity Despite a challenging 2014 outlook, SWM expects to generate ample cash flow to fund expected investments and dividends and maintain balance sheet flexibility 2014 Expected Cash Uses: • Capital spending: $30 million (including DelStar) • Final CTS funding: $10 million • Dividends – $45 million • Potential Buyback: $50 million authorization • Potential Acquisitions: TBD $ millions 4Q13 4Q12 Revolving Credit Agreement $367.7 $139.1 Other 17.7 16.9 Total Debt $385.4 $156.0 Cash $272.0 $151.2 Net Debt (1) $113.4 $4.8 Net Debt to Adjusted EBITDA Ratio (2) 0.5 0.02

Financials – 2013 Review & 2014 Outlook

SWM
engineered for tomorrow

2013 Review

- Good operational and financial performance despite difficult tobacco environment
  - Revenue of $773 million, down slightly
  - Adjusted EBITDA from Continuing Operations of $213 million
  - Adjusted EPS from Continuing Operations of $3.82, up slightly
- DelStar acquisition; new Filtration segment launched
- Share gains in LIP; extended several major EU LIP agreements
- Operational Excellence benefits
- RTL Weakness, Impairment
- Increased dividend to $1.44/share (annualized rate)
- Chinese RTL JV nearing completion

2014 Outlook

- Adjusted EPS from Continuing Operations of $3.40
  - Excludes non-cash amortization of intangibles and other non-cash purchase accounting expenses($0.13), startup expenses from CTS Paper JV ($0.12), and other minor restructurings
- DelStar growth and commercial synergy development
- Chinese RTL JV opening…30,000 metric tons of new capacity
- Recon Segment volumes down ≈ 20%, driven largely by smoking attrition rates and customer inventory overhang; overall RTL volumes down 10% including new Chinese JV
- Pricing concessions for multi-year share commitments on LIP and other tobacco papers
- Lower expected tax rate
- LIP standards vote in Russia expected in May 2014
- Continued Operational Excellence
- Stock buyback

2014 represents a challenging tobacco environment, however, potential global LIP adoptions and new Chinese JV provide long-term growth opportunities. New Filtration segment, highlighted by DelStar acquisition, further enhances SWM's growth prospects

© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential

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© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential Agenda Overview Operations & Products Customers End-Markets 37  Growth Catalysts Financials Summary

© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential Summary – Investment Considerations 38 Execution, customer intimacy, and technology are our foundation for success and provide strong financial footing for future growth, despite a challenging 2014 outlook Cash Flow from Tobacco Operations Management Execution & Financial Discipline Diversification into High- Growth Filtration (DelStar) Growing Dividend & Stock Buybacks Innovation & Technical Capabilities Tobacco Growth Opportunities Deep Customer Relationships Ample Liquidity for Future Growth Investments Steady Return of Capital to Shareholders

Appendix / Additional Slides 39

© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential Manufacturing Cost Components – 2013 (Pre-DelStar) 40

© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential SWM Revenue Trends Revised to reflect continuing operations 41 (1) Net Sales at Constant Currency from Continuing Operations is a non-GAAP measure that excludes the year-over-year impact of exchange rate differences. A reconciliation to net sales is provided at the end of this presentation. 2013 Net Sales • Net Sales aided by a stronger Euro and the acquisition of DelStar $0 $50 $100 $150 $200 $250 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 $ M illio ns Net Sales Constant Currency Net Sales (1)

© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential Capital Spending 42 $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 2000 2002 2004 2006 2008 2010 2012 M il li o n s Average B a n d e d Ci g a ret te P a p e r L T RI N o . 3 P D M R e stru c tu ri n g Bra z il # 6 P M P h ilip p in e R T L E U L IP P h ilip p in e R T L

Reconciliations of Non-GAAP Measures

SWM
engineered for tomorrow

Certain financial measures and comments contained in this presentation are "non-GAAP" financial measures, specifically measurements which exclude currency impacts, restructuring and impairment expenses, significant reserve adjustments on business tax credits, income tax valuation allowance adjustments and Philippine inventory impairment charges. We believe that investors' understanding is enhanced by disclosing financial measurements without restructuring and impairment expenses and currency changes as a reasonable basis for comparison of our ongoing results of operations. (U.S. $ in millions)

Constant Currency Net Sales:	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012	Q1 2013	Q2 2013	Q3 2013	Q4 2013	FY 2013
Net Sales	$ 195.0	$ 192.9	$ 195.9	$ 194.7	$ 778.5	$ 194.5	$ 196.5	$ 185.3	$ 196.5	$ 772.8
Plus: Currency impact compared to prior year	4.3	23.7	22.2	5.8	56.0	-	0.1	(7.1)	(6.2)	(13.2)
Constant Currency Net Sales	$ 199.3	$ 216.6	$ 218.1	$ 200.5	$ 834.5	$ 194.5	$ 196.6	$ 178.2	$ 190.3	$ 759.6

Adjusted Operating Profit from Continuing Operations:	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012	Q1 2013	Q2 2013	Q3 2013	Q4 2013	FY 2013
Operating Profit (Loss) from Continuing Operations	$ 25.2	$ 37.6	$ 49.4	$ 39.5	$ 151.7	$ 41.7	$ 42.1	$ 41.8	$ (0.7)	$ 124.9
Plus: Restructuring & Impairment Expense	18.7	5.3	(2.0)	(0.6)	21.4	1.6	0.7	0.6	38.4	41.3
Plus: Purchase accounting adjustments	-	-	-	-	-	-	-	-	1.1	1.1
Adjusted Operating Profit (Loss) from Continuing Operations	$ 43.9	$ 42.9	$ 47.4	$ 38.9	$ 173.1	$ 43.3	$ 42.8	$ 42.4	$ 38.8	$ 167.3

Adjusted Net Income (Loss) from Continuing Operations:	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012	Q1 2013	Q2 2013	Q3 2013	Q4 2013	FY 2013
Net income (loss) from continuing operations	$ 17.1	$ 23.5	$ 33.7	$ 29.8	$ 104.1	$ 30.7	$ 29.4	$ 29.6	$ (11.2)	$ 78.5
Plus: Restructuring & Impairment expense, net of taxes	12.0	4.5	(1.2)	(0.4)	14.9	1.0	0.6	0.4	37.9	39.9
Plus: Income tax valuation allow ance adjustments	-	-	-	-	-	-	-	-	1.1	1.1
Plus: Purchase accounting adjustments	-	-	-	-	-	-	-	-	0.7	0.7
Plus: Provision for losses on business tax credits	-	-	-	-	-	-	-	-	-	-
Adjusted Net Income from Continuing Operations	$ 29.1	$ 28.0	$ 32.5	$ 29.4	$ 119.0	$ 31.7	$ 30.0	$ 30.0	$ 28.5	$ 120.2

EBIT, Adjusted EBIT and Adjusted EBITDA from Continuing Operations:	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012	Q1 2013	Q2 2013	Q3 2013	Q4 2013	FY 2013
Net income from Continuing Operations	$ 17.1	$ 23.5	$ 33.7	$ 29.8	$ 104.1	$ 30.7	$ 29.4	$ 29.6	$ (11.2)	$ 78.5
Plus: Interest expense	0.9	0.9	0.7	0.8	3.3	0.7	0.7	0.6	0.9	2.9
Plus: Tax provision (benefit)	8.0	12.9	16.7	11.9	49.5	12.4	13.8	13.8	13.0	53.0
EBIT from Continuing Operations	26.0	37.3	51.1	42.5	156.9	43.8	43.9	44.0	2.7	134.4
Plus: Provision for losses on business tax credits	-	-	-	-	-	-	-	-	-	-
Plus: Restructuring & impairment expense	18.7	5.3	(2.0)	(0.6)	21.4	1.6	0.7	0.6	38.4	41.3
Plus: Philippine inventory impairment	-	-	-	-	-	-	-	-	-	-
Adjusted EBIT from Continuing Operations	44.7	42.6	49.1	41.9	178.3	45.4	44.6	44.6	41.1	175.7
Plus: Depreciation & amortization	9.8	9.5	9.4	9.8	38.5	8.5	9.6	8.9	10.3	37.3
Less: Amortization of deferred revenue	-	-	-	-	-	-	-	-	-	-
Adjusted EBITDA from Continuing Operations	$ 54.5	$ 52.1	$ 58.5	$ 51.7	$ 216.8	$ 53.9	$ 54.2	$ 53.5	$ 51.4	$ 213.0

© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential

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Reconciliations of Non-GAAP Measures - Continued

Certain financial measures and comments contained in this presentation are "non-GAAP" financial measures, specifically measurements which exclude currency impacts, restructuring and impairment expenses, significant reserve adjustments on business tax credits, income tax valuation allowance adjustments and Philippine inventory impairment charges. We believe that investors' understanding is enhanced by disclosing financial measurements without restructuring and impairment expenses and currency changes as a reasonable basis for comparison of our ongoing results of operations. (U.S. $ in millions)

Adjusted Earnings Per Share from Continuing Operations - Diluted	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012	Q1 2013	Q2 2013	Q3 2013	Q4 2013	FY 2013
Diluted net income per share from continuing operations	$ 0.53	$ 0.74	$ 1.06	$ 0.96	$ 3.29	$ 0.98	$ 0.93	$ 0.93	$ (0.35)	$ 2.49
Plus: Income tax valuation allowance adjustments per share	-	-	-	-	-	-	-	-	0.03	0.03
Plus: Purchase accounting adjustments per share	-	-	-	-	-	-	-	-	0.02	0.02
Plus: Provision for losses on business tax credits per share	-	-	-	-	-	-	-	-	-	-
Plus: Restructuring and impairment expense per share	0.38	0.14	(0.03)	(0.01)	0.48	0.03	0.02	0.02	1.21	1.28
Adjusted Earnings Per Share from Continuing Operations - Diluted	$ 0.91	$ 0.88	$ 1.03	$ 0.95	$ 3.77	$ 1.01	$ 0.95	$ 0.95	$ 0.91	$ 3.82

Adjusted Diluted Earnings Per Share:	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012	Q1 2013	Q2 2013	Q3 2013	Q4 2013	FY 2013
Diluted net income per share	$ 0.45	$ 0.66	$ 0.87	$ 0.53	$ 2.51	$ 0.96	$ 0.84	$ 0.92	$ (0.30)	$ 2.42
Plus: Income tax valuation allowance adjustments per share	0.06	0.02	-	-	0.08	-	-	-	0.03	0.03
Plus: Provision for losses on business tax credits per share	-	-	0.03	0.03	0.06	-	-	-	-	-
Plus: Purchase accounting adjustments per share	-	-	-	-	-	-	-	-	0.02	0.02
Plus: Restructuring and impairment expense per share - Continuing Operations	0.38	0.14	(0.03)	(0.01)	0.48	0.03	0.02	0.02	1.21	1.28
Plus: Restructuring and impairment expense per share - Discontinued Operations	-	-	0.08	0.26	0.34	-	0.06	-	-	0.06
Plus: Philippine inventory impairment per share	-	-	-	0.08	0.08	-	-	-	-	-
Adjusted Earnings Per Share - Diluted	$ 0.89	$ 0.82	$ 0.95	$ 0.89	$ 3.55	$ 0.99	$ 0.92	$ 0.94	$ 0.96	$ 3.81

Free Cash Flow	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012	Q1 2013	Q2 2013	Q3 2013	Q4 2013	FY 2013
Cash provided by Operating Activities by Continuing Operations	$ 49.3	$ 28.0	$ 50.9	$ 49.9	$ 178.1	$ 40.0	$ 40.7	$ 40.5	$ 54.6	$ 175.8
Less: Capital Spending	(7.8)	(6.2)	(6.4)	(6.8)	(27.2)	(5.6)	(3.6)	(11.0)	(8.9)	(29.1)
Less: Capitalized Software Expenditure	(0.1)	(0.2)	(0.2)	(0.4)	(0.9)	-	(0.1)	(0.3)	(0.1)	(0.5)
Free Cash Flow	$ 41.4	$ 21.6	$ 44.3	$ 42.7	$ 150.0	$ 34.4	$ 37.0	$ 29.2	$ 45.6	$ 146.2

© 2014 Schweitzer-Mauduit International, Inc. All Rights Reserved. Confidential

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